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                                                                   Exhibit 25.01
                             CAPITAL RE CORPORATION

                               POWER OF ATTORNEY
                               -----------------

KNOW ALL MEN BY THESE PRESENTS, that each of the Officers and Directors of Capital Re Corporation, 1325 Avenue of the Americas, New York, New York 10019 whose signature appears below constitutes and appoints Michael E. Satz and Alan
S. Roseman, and each of them individually, as his true and lawful attorneys-in-fact and agents as of March 31, 1997, with full power of substitution and resubstitution, for him and his name, place and stead in any and all capacities, to sign the Annual Report on Form 10-K of Capital Re Corporation and any and all amendments to such Annual Report, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, granting unto said attorney's-in-fact and agents, full power and authority to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue thereof.


____________________     President, Chief Executive            March 31, 1997
Michael E. Satz          Officer and Chairman of the Board


____________________     Executive Vice President              March 31, 1997
David A. Buzen           and Chief Financial Officer


____________________     Director                              March 31, 1997
Edwin Russell


____________________     Director                              March 31, 1997
Jeffery F. Stuermer


____________________     Director                              March 31, 1997
Dan Skowronski


____________________     Director                              March 31, 1997
Steven H. Newman


____________________     Director                              March 31, 1997
Steven D. Kesler


____________________     Director                              March 31, 1997
Richard L. Huber


____________________     Director                              March 31, 1997
Philip Robinson


____________________     Director                              March 31, 1997
Harrison Conrad


____________________     Director                              March 31, 1997
Barbara Stewart